     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 26, 2000
                                                    Registration No. 333- ------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                       THE SECURITIES EXCHANGE ACT OF 1933


                         ARCH COMMUNICATIONS GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                                              31-1358569
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

             1800 WEST PARK DRIVE, SUITE 250, WESTBOROUGH, MA 01581
              (Address of Principal Executive Offices) (Zip Code)


                           2000 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)


                              C. EDWARD BAKER, JR.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         ARCH COMMUNICATIONS GROUP, INC.
                         1800 WEST PARK DRIVE, SUITE 250
                              WESTBOROUGH, MA 01581
                     (Name and Address of Agent for Service)

                                 (508) 870-6700
          (Telephone Number, Including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                   PROPOSED              PROPOSED
        TITLE OF                                   MAXIMUM               MAXIMUM
       SECURITIES              AMOUNT              OFFERING              AGGREGATE                AMOUNT OF
         TO BE                 TO BE                PRICE                OFFERING               REGISTRATION
       REGISTERED             REGISTERED          PER SHARE               PRICE                     FEE
--------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par       6,000,000 shares       $5.64(1)        $33,840,000(1)           $8,934
value
--------------------------------------------------------------------------------------------------------------------



(1) Computed in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Common Stock as reported by Nasdaq National Market on July 24, 2000.



                               Page 1 of 8 pages.
                         Exhibit Index begins on page 7.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the Registrant's 2000 Stock Incentive Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

             The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

              (1) The Registrant's latest annual report filed pursuant to
Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

              (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

              (3) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

               All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


     Item 4. DESCRIPTION OF SECURITIES

             Not applicable.


     Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

             Not applicable.

     Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances. The Registrant's Restated Certificate of Incorporation, as amended, provides that the Registrant will, to the fullest extent permitted by the Delaware General Corporation Law, indemnify all persons whom it has the power to indemnify against all costs, expenses and liabilities incurred by them by reason of having been officers or directors of the Registrant, any subsidiary of the Registrant or any other corporation for which such persons acted as an officer or director at the request of the Registrant.

     The Registrant's Restated Certificate of Incorporation also provides that the directors of the Registrant will not be personally liable for monetary damages to the Registrant or its stockholders for any act or omission provided that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to illegal dividends or stock redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

     Item 7. EXEMPTION FROM REGISTRATION CLAIMED

             Not applicable.


     Item 8. EXHIBITS

             The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9. UNDERTAKINGS

             1.  The Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
     Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westborough, on this 24th day of July, 2000.

                                          ARCH COMMUNICATIONS GROUP, INC.


                                          By: /s/ C. Edward Baker, Jr.
                                              ---------------------------------
                                              C. Edward Baker, Jr.
                                              Chairman of the Board and Chief
                                              Executive Officer


                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Arch Communications Group, Inc. hereby severally constitute and appoint C. Edward Baker, Jr., Gerald J. Cimmino, Patricia A. Gray and David A. Westenberg, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Arch Communications Group, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         SIGNATURE                     TITLE                                  DATE
         ---------                     -----                                  ----


/s/ C. Edward Baker, Jr.   Chairman of the Board of Directors and          July 24, 2000
------------------------   Chief Executive Officer
C. Edward Baker Jr.        (Principal Executive Officer)

/s/ J. Roy Pottle          Executive Vice President and Chief              July 24, 2000
------------------------   Financial Officer
J. Roy Pottle              (Principal Financial Officer and
                           Principal Accounting Officer)

/s/ Edwin M. Banks         Director                                        July 24, 2000
------------------------
Edwin M. Banks

/s/ R. Schorr Berman       Director                                        July 24, 2000
------------------------
R. Schorr Berman

/s/ James S. Hughes        Director                                        July 24, 2000
------------------------
James S. Hughes

/s/ John Kornreich         Director                                        July 24, 2000
------------------------
John Kornreich

/S/ H. Sean Mathis         Director                                        July 24, 2000
------------------------
H. Sean Mathis

/s/ Allan L. Rayfield      Director                                        July 24, 2000
------------------------
Allan L. Rayfield

/s/ John B. Saynor         Director                                        July 24, 2000
------------------------
John B. Saynor

/s/ John A. Shane          Director                                        July 24, 2000
------------------------
John A. Shane


                                  EXHIBIT INDEX


EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------

 4.1(1)     Restated Certificate of Incorporation


 4.2(2) Certificate of Designations establishing the Series B Junior Participating Preferred Stock filed with the Secretary of State of the State of Delaware on October 19, 1995

 4.3(1) Certificate of Correction filed with the Secretary of State of the State of Delaware on February 15, 1996

 4.4(3) Certificate of Amendment of Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on June 4, 1996

 4.5(4) Certificate of Designations establishing the Series C Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on June 29, 1998

 4.6 Certificate of Amendment of Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 27, 1999

 4.7 Certificate of Amendment of Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on June 16, 1999

 4.8(5) Certificate of Amendment filed with the Secretary of State of the State of Delaware on April 3, 2000

 4.9(5) Certificate of Designations establishing the Series D and E Preferred Stock filed with the Secretary of State of the State of Delaware on April 28, 2000

 4.10(1)    Amended By-Laws of the Registrant

 5.1        Opinion of Hale and Dorr LLP

23.1        Consent of Hale and Dorr LLP (included in Exhibit 5.1)

23.2        Consent of Arthur Andersen LLP

24.1 Power of Attorney (included in the signature pages of this Registration Statement)

(1) Incorporated by reference from the Registrant's Registration Statement on Form S-3 (File No. 333-542).

(2) Incorporated by reference from the Registrant's Current Report on Form 8-K dated October 13, 1995 and filed on October 24, 1995.

(3) Incorporated by reference from the Registrant's Registration Statement on Form S-8 (File no. 333-07333)

(4) Incorporated by reference from the Registrant's Current Report on Form 8-K dated June 26, 1998 and filed on July 23, 1998.

(5) Incorporated by reference from the Registrant's Registration Statement on Form S-4 (File no. 333-95677)